                                                                   EXHIBIT 10-2b

                            SIXTH AMENDMENT TO LEASE

         THIS SIXTH AMENDMENT TO LEASE ("Sixth Amendment") is made this 4th day of January 2001 by and between THE REALTY ASSOCIATES FUND IV, L.P., a Delaware limited partnership, successor in interest to Baker Dennard Co. ("Landlord") and SUMMIT NATIONAL BANK, a national banking association ("Tenant").

                                  WITNESSETH:

         WHEREAS, Baker Dennard Co., Landlord's predecessor in interest, and Tenant entered into that certain Lease Agreement dated December 3, 1993 (the "Lease"), as amended by that certain Amendment #1 dated May 18, 1994 (the "First Amendment"), as further amended by that certain Amendment #2 dated February 19, 1997 (the "Second Amendment"), as further amended by that certain Amendment #3 dated September 26, 1997 (the "Third Amendment"), as further amended by that certain Fourth Amendment to Lease Agreement dated December 31, 1998 (the "Fourth Amendment") and as further amended by that certain Fifth Amendment to Lease Agreement dated March 13, 2000 (the "Fifth Amendment") (the Lease, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment and the Fifth Amendment shall be known collectively herein as the "Lease") pursuant to which Tenant leased that certain premises on the first and third floors of the building located at Plaza Square North, 4360 Chamblee-Dunwoody Road, Atlanta, Georgia (the "Building") and known as Suites 109, 300, 301, 302 and 315, said premises containing, in the aggregate, Twenty One Thousand Seven Hundred Twenty Nine (21,729) rentable square feet of office space, which consists of Eight Thousand Nine Hundred Forty One (8,941) rentable square feet of office space on the first floor ("First Floor Premises") and Twelve Thousand Seven Hundred Eighty Eight (12,788) rentable square feet of office space on the third floor ("Third Floor Premises") (collectively the "Original Premises");

         WHEREAS, Landlord and Tenant desire to amend the Lease to (i) increase the size of the Premises and (ii) amend and modify certain terms and conditions of the Lease as hereinafter provided.

         NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree to the following:

         1. RECITALS. The recitals set forth above are incorporated herein by this reference with the same force and effect as if fully set forth hereinafter.

         2. CAPITALIZED TERMS. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Lease.

         3.       PREMISES.

                  a. Effective on January 1, 2001 (the "Additional Premises Commencement Date"), the Original Premises shall be increased by Four Thousand Seventy Two (4,072) rentable square feet of space on the third (3rd) floor as shown on Exhibit A-3 attached hereto and made a part hereof (the "Additional Premises") to Twenty Five Thousand Eight Hundred One (25,801) rentable square feet.

                  b. After the Additional Premises Commencement Date has occurred, Tenant shall, within five (5) days after Landlord's request, complete and execute the letter attached hereto as Exhibit "B-3" and deliver it to Landlord.

                  c.       As of the Additional Premises Commencement Date,
Section 1 of the Lease shall be amended to reflect the rentable square footage of the Premises, as Twenty Five Thousand Eight Hundred One (25,801) which shall consist of Twenty One Thousand Seven Hundred Twenty Nine (21,729) rentable square feet with respect to the Original Premises and Four Thousand Seventy Two (4,072) with respect to the Additional Premises.

                  d. From and after the Additional Premises Commencement Date, except as otherwise provided herein, all references in the Lease to Premises shall refer collectively to the Original Premises and the Additional Premises.

         4. TERM. The Term of the Lease with respect to the Additional Premises shall be seven (7) years commencing on January 1, 2001 and expiring on December 31, 2007 (inclusively, the "Additional Premises Term") unless terminated sooner pursuant to the provisions thereof or hereof.

         5. FIXED MINIMUM RENT. Notwithstanding anything to the contrary in the Lease, Tenant shall pay Fixed Minimum Rent to Landlord with respect to the Additional Premises during the Additional Premises Term in the manner and at the times set forth in the first paragraph of Section 3 of the Lease according to the following schedule:

         ADDITIONAL PREMISES

               Period             Annual Fixed Minimum       Monthly Fixed
         -------------------      --------------------       -------------
                                          Rent                Minimum Rent
                                  --------------------       -------------

         01/01/01 - 12/31/01           $78,386.04              $6,532.17
         01/01/02 - 12/31/02           $80,737.68              $6,728.14
         01/01/03 - 12/31/03           $83,159.76              $6,929.98
         01/01/04 - 12/31/04           $85,654.56              $7,137.88
         01/01/05 - 12/31/05           $88,224.24              $7,352.02
         01/01/06 - 12/31/06           $90,870.96              $7,572.58
         01/01/07 - 12/31/07           $93,597.12              $7,799.76

         6. OPERATING EXPENSE INCREASES AND REAL AND PERSONAL PROPERTY TAXES. As of the Additional Premises Commencement Date, Section 3(f) of the Lease is hereby amended by adding the following sub-section 12):

                  12) Tenant's Share with respect to the Additional Premises only is equal to 4.01%.

         7.       IMPROVEMENTS.

                  a. Landlord shall construct improvements ("Improvements") for the Additional Premises in accordance with the Work Letter Agreement attached hereto as Schedule 1. In connection thereto, Landlord hereby grants to Tenant an "Improvement Allowance" of up to Fifty Two Thousand Seven Hundred Fifty and 00/100 Dollars ($52,750.00), which Improvement Allowance shall be used only for the items specified in the Cost Breakdown, as that term is defined in the Work Letter Agreement.

                  b. Tenant hereby acknowledges that the Improvements shall be constructed in accordance with Paragraph 7a. hereinabove, while Tenant is in occupancy of the Additional Premises, and Landlord's actions in connection with the construction of such Improvements shall in no way constitute a constructive eviction of Tenant or entitle Tenant to any abatement of rent. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant's business arising from the construction of the Improvements, nor shall Tenant be entitled to any compensation or damages from Landlord for any inconvenience or annoyance occasioned by the construction of the Improvements or Landlord's actions in connection with the construction of the Improvements. Notwithstanding the foregoing, Landlord shall use commercially reasonable efforts to minimize unreasonable interference with Tenant's use and occupancy of the Premises during any construction of the Improvements.

         8. Broker. Tenant represents and warrants to Landlord that Tenant has not dealt with any realtor, broker, agent or finder in connection with this Sixth Amendment other than Trammell Crow Company and ICON Commercial Interest, L.L.C. (the "Brokers"). Landlord shall pay a commission to the Brokers in accordance with the terms of a separate agreement between Landlord and the Brokers. Landlord and Tenant shall indemnify and hold each other harmless from and against any loss, claim, damage, expense (including costs of suit and reasonable attorneys' fees) or liability for any compensation, commission or charges claimed by any other realtor, broker, agent or finder claiming through or under either party in connection with this Sixth Amendment.

         9. Reaffirmation of Terms. All other terms, covenants and provisions of the Lease are hereby confirmed and ratified and except as modified herein, shall remain unchanged and in full force and effect.

         10. Representations. Tenant hereby represents and warrants to Landlord that Tenant (i) to the best of Tenant's knowledge, is not in default of any of its obligations under the Lease and that such Lease is valid, binding and enforceable in accordance with its terms, (ii) has full power and authority to execute


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

and perform this Sixth Amendment, and (iii) has taken all action necessary to authorize the execution and performance of this Sixth Amendment.

         11. Counterpart Copies. This Sixth Amendment may be executed in two or more counterpart copies, each of which shall be deemed to be an original and all of which counterparts shall have the same force and effect as if the parties hereto had executed a single copy of this Sixth Amendment.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Sixth Amendment as of the day and year first above written.

                  LANDLORD:

                  The Realty Associates Fund IV, L.P., a Delaware limited partnership

                  By: Realty Associates Fund IV LLC, a Massachusetts limited liability company, general partner

                           By: Realty Associates Advisors LLC, a Delaware limited liability company, Manager

                                    By:      Realty Associates Advisors Trust, a
                                             Massachusetts business trust, sole
                                             member


                                             By: /s/ JANENE P. BEHLER
                                                --------------------------------

                  By: Realty Associates Fund IV Texas Corporation, A Texas corporation, general partner


                           By: /s/ JANENE P. BEHLER
                              --------------------------------------------------
                                        JANENE P. BEHLER
                                        REGIONAL DIRECTOR

                           TENANT:

                           Summit National Bank, a national banking association

                           By: /s/ Gary McClung
                              --------------------------------------------------

                           Its: Exec. V.P.
                               -------------------------------------------------

                                  EXHIBIT A-3
                              ADDITIONAL PREMISES

                                     [MAP]





























































                                     A-3-1

                                  EXHIBIT B-3
                              VERIFICATION LETTER

         SUMMIT NATIONAL BANK, a national banking association ("Tenant") hereby certifies that it has entered into a lease with THE REALTY ASSOCIATES FUND IV, L.P., a Delaware limited partnership, successor in interest to Baker Dennard Co. ("Landlord") and verifies the following information as of the 4th day of January, 2001:


Number of Rentable Square Feet in the Additional Premises:    4,072

                    Additional Premises Commencement Date:    January 4, 2001

                                   Lease Termination Date:    December 31, 2007

                                           Tenant's Share:    4.01%

                                        Initial Base Rent:    78,386.04

                                     Federal Tax I.D. No.:    58-1835569


                                     B-3-1

Tenant acknowledges and agrees that all tenant improvements Landlord is obligated to make to the Additional Premises, if any, have been completed and that Tenant has accepted possession of the Additional Premises and that as of the date hereof, there exist no offsets or defenses to the obligations of Tenant under the Lease. Tenant acknowledges that it has inspected the Additional Premises and found them suitable for Tenant's intended commercial purposes.

                  LANDLORD:

                  The Realty Associates Fund IV, L.P., a Delaware limited partnership

                  By: Realty Associates Fund IV LLC, a Massachusetts limited liability company, general partner

                           By: Realty Associates Advisors LLC, a Delaware limited liability company, Manager

                                    By:      Realty Associates Advisors Trust, a
                                             Massachusetts business trust, sole
                                             member


                                             By:
                                                --------------------------------

                  By: Realty Associates Fund IV Texas Corporation, A Texas corporation, general partner


                           By:
                              --------------------------------------------------

                           TENANT:

                           Summit National Bank, a national banking association

                           By: /s/ Gary McClung
                              --------------------------------------------------

                           Its: Exec. V.P.
                               -------------------------------------------------


                                              B-3-1

                                   SCHEDULE 1

                             WORK LETTER AGREEMENT

         1. BASE BUILDING WORK. Landlord and Tenant understand and acknowledge that this Agreement relates only to "non-base building" work in the Additional Premises. The "base building work" has been or will be performed by Landlord at Landlord's sole cost and expense. The term "base building work" means and refers to the following elements of the Additional Premises: concrete floors (without floor covering); unfinished perimeter walls; unfinished ceilings (without acoustical ceilings, ceiling tiles, suspension system, insulation or light fixtures); closets for telephone and electrical systems (but not the systems themselves); building systems within the building core only as follows: mechanical (including heating, ventilating and air conditioning systems), electrical and plumbing systems; and primary fire sprinkler distribution loop connected to core (secondary branch distribution to the Additional Premises to accommodate Tenant's specific tenant improvements shall not be considered base building work).

         2.       PLANS AND SPECIFICATIONS.

         2.1. SPACE PLAN. Within five (5) business days after the execution of the Sixth Amendment, Landlord shall submit to Tenant for approval a detailed space plan ("Space Plan") for the Additional Premises prepared by Landlord's architects and consultants, which shall include without limitation, the location of doors, partitions, electrical and telephone outlets, plumbing fixtures, heavy floor loads and other special requirements. If applicable, Landlord reserves the right to approve Tenant's architect and/or space planner. Tenant agrees to cooperate with Landlord and its design representatives in connection with the preparation of the Space Plan. Within five (5) business days after receipt by Tenant of the Space Plan, Tenant (i) shall give its written approval with respect thereto, or (ii) shall notify Landlord in writing of its disapproval and state with specificity the grounds for such disapproval and the revisions or modifications necessary in order for Tenant to give its approval. Within three
(3) business days following Landlord's receipt of Tenant's disapproval, Landlord shall submit to Tenant for approval the requested revisions or modifications. Within three (3) business days following receipt by Tenant of such revisions or modifications, Tenant shall give its written approval with respect thereto or shall request other revisions or modifications therein.

         2.2. PLANS. Based on the approved Space Plan, Landlord shall cause its architects and engineers to prepare and submit to Tenant for approval detailed plans, specifications and working drawings ("Plans") for the construction of Tenant's leasehold improvements to the Additional Premises ("Improvements"). Landlord reserves the right to approve any space planner, architect or engineer if employed by Tenant. As used herein, the term "Improvements" shall include all non-base building work to be done in the Additional Premises pursuant to the Plans, including, but not limited to: demolition work, partitioning, doors, ceiling, floor coverings, wall finishes (including paint and wall coverings), window coverings, electrical (including lighting, switching, telephones, outlets, computer and special electrical equipment, etc.), plumbing, heating, ventilating and air conditioning, fire protection, cabinets and other millwork. If Tenant has leased an entire floor, the Improvements shall include finished toilet rooms, corridors and elevator vestibules. Landlord shall submit the


                                     Sch1-1

Plans to Tenant for approval within ten (10) business days following Tenant's approval of the Space Plan, Within three (3) business days after receipt by Tenant of the Plans, Tenant (i) shall give its written approval with respect thereto, or (ii) shall notify Landlord in writing of its disapproval and state with specificity the grounds for such disapproval and the revisions or modifications necessary in order for Tenant to give its approval. Within five
(5) business days following Landlord's receipt of Tenant's disapproval, Landlord shall submit to Tenant for approval the requested revisions or modifications. Within three (3) business days following receipt by Tenant of such revisions or modifications, Tenant shall give its written approval with respect thereto or shall request other revisions or modifications therein. After approval of the Plans by Tenant, no further changes to the Plans shall be made without the prior written approval of Landlord.

         3. SPECIFICATIONS FOR BUILDING STANDARD IMPROVEMENTS. Specifications and details for building standard improvements ("Standards") are available in the office of the Building. Except as specified in Section 4 below, the Space Plan and Plans shall be consistent with the Standards, and no deviations shall be permitted from the Standards without Landlord's consent as set forth in Section 4 below.

         4. GROUNDS FOR DISAPPROVAL. Tenant may request deviations from the Standards for Improvements provided that the deviations ("Non-Standards") shall not be of lesser quality than the Standards. Landlord shall not be required to approve any item of the Space Plan, the Plans or the Non-Standards that (a) does not conform to applicable governmental regulations or is disapproved by any governmental agency; (b) requires building service (including electrical power) beyond the level normally provided to other tenants in the Building; or (c) overloads the floors.

         5.       IMPROVEMENT COST AND ALLOWANCE.

         5.1. COST BREAKDOWN. Within a reasonable period following approval of the Plans, Landlord shall provide Tenant with a breakdown of the estimated total cost of the Improvements ("Cost Breakdown"), including, without limitation: construction cost of the Improvements; architectural and engineering fees relating to the preparation and review of the Space Plan and the Plans (inclusive of the initial Space Plan and all design work above and below the ceiling); governmental agency plan check, permit and other fees; sales and use taxes; testing and inspection costs; and construction fees (including general contractor's overhead and supervision fees and the construction supervisory fee referred to in Section 6.3 hereof). Within five (5) business days after receipt by Tenant of the Cost Breakdown, Tenant shall either approve the same in writing or shall provide Landlord with a detailed list of revisions to the approved Plans.

         5.2. IMPROVEMENT ALLOWANCE. Landlord hereby grants to Tenant an "Improvement Allowance" of up to Fifty Two Thousand Seven Hundred Fifty and 00/100 Dollars ($52,750.00), which Improvement Allowance shall be used only for the items specified in the Cost Breakdown. In the event that the Cost Breakdown exceeds the Improvement Allowance, Tenant shall pay to Landlord the sum in excess of the Improvement Allowance by cashier's check, which payment shall be made within five (5) business days of Landlord's notice to Tenant that Landlord is prepared to commence construction.


                                     Sch1-2

         5.3. COST INCREASES. In the event that the cost of the Improvements increases subsequent to Tenant's approval of the Cost Breakdown due to the requirements of any governmental agency imposed with respect to the construction of the Improvements or due to any other unforeseeable circumstances, Tenant shall pay to Landlord the amount of such increase within ten (10) business days of Landlord's written notice; provided, however, that Landlord shall first apply toward such increase any remaining balance in the Improvement Allowance.

         5.4. CHANGE IN PLANS. In the event that Tenant requests a change in the Plans subsequent to approval of the Cost Breakdown, Landlord shall advise Tenant as to any increases in the cost of the Improvements. Tenant shall approve or disapprove such change within five (5) business days of written notice. In the event that Tenant approves such change, Tenant shall accompany its approval with payment in the amount of the increase; provided, however, that Landlord shall first apply toward such increase any remaining balance in the Improvement Allowance. Landlord shall have the right to decline Tenant's request for a change in the approved Plans if the change is inconsistent with Sections 2, 3 or 4 above, or if the change would, in Landlord's sole opinion, unreasonably delay construction of the Improvements.

         5.5. NO REFUND. If the actual cost of the Improvements does not exceed the Improvement Allowance, the unused portion of the Improvement Allowance shall not be paid or refunded to Tenant or be available to Tenant as a credit against any obligations of Tenant under the Lease.

         6.       CONSTRUCTION OF IMPROVEMENTS.

         6.1. CONSTRUCTION. Within a reasonable period following approval of the Cost Breakdown by Tenant, and upon payment of any sum required under Section
5.2 above, Landlord shall instruct its contractor to secure a building permit and commence construction.

         6.2. COMPLETION. Landlord shall endeavor to cause the contractor to substantially complete construction of the Improvements in a diligent manner, but Landlord shall not be liable for any loss or damage as a result of delays in construction or delivery of possession of the Additional Premises.

         6.3. CONSTRUCTION SUPERVISORY FEE. The cost of the Improvements shall include a construction supervisory fee for the supervision of the construction of the Improvements by Landlord.

7. Commencement Date. The Additional Premises Commencement Date and Tenant's obligation to pay rent under the Sixth Amendment shall be governed by Paragraphs 3 and 5 of the Sixth Amendment. However, if there shall be a delay beyond the scheduled Additional Premises Commencement Date in the substantial completion of the Improvements as a result of:

         7.1 Tenant's failure to submit or revise the Space Plan within the time limits provided herein;


                                     Sch1-3

         7.2 Tenant's failure to submit or revise the Plans within the time limits provided herein;

         7.3 Tenant's failure to approve the Cost Breakdown or to pay the sum specified in Section 5.2 above within the time limits provided herein;

         7.4 Tenant's request for Non-Standards, whether as to materials or installation, that extends the time it takes to obtain necessary building permits or other governmental authorizations or extends the time for the construction period;

         7.5 Insufficiency of the Plans that extends the time it takes to obtain necessary building permits or other governmental authorizations or changes in the Plans required by the applicable governmental regulatory agencies reviewing the Plans;

         7.6      Tenant's changes in the Plans after the approval by Landlord;

         7.7 Any other act or omission of Tenant constituting a delay; then the Additional Premises Commencement Date shall not be accelerated but Tenant shall pay to Landlord an amount equal to one thirtieth (1/30th) of the Base Rent due for the first full calendar month of the Term for each day of delay. For purposes of the foregoing calculation, the Base Rent payable for the first full calendar month of the Term shall not be reduced by any abated rent, conditionally waived rent, free rent or similar rental concessions, if any. Upon substantial completion of the Improvements, Landlord shall notify Tenant of the date on which the Additional Premises would have been substantially completed but for delays.

8. INCORPORATION. This Agreement is and shall be incorporated by reference in the Lease, and all of the terms and conditions of the Lease are and shall be incorporated herein by this reference.


                                     Sch1-4